SECURITIES AND EXCHANGE COMMISSION

                    WASHINGTON, D.C.  20549


                     ______________________



                            FORM 8-K


                         CURRENT REPORT

             PURSUANT TO SECTION 13 OR 15(d) OF THE
                SECURITIES EXCHANGE ACT OF 1934

                 Date of Report: April 10, 2001
               (Date of earliest event reported)

                   MEDISYS TECHNOLOGIES, INC.
       (Exact name of Registrant as specified in charter)




         Utah                      0-21441          72-1216734
(State or other juris-           (Commission       (IRS Employer
diction of incorporation)         File No.)      Identification No.)


        144 Napoleon Street, Baton Rouge, Louisiana  70802
      (Address of Principal Executive Offices)   (Zip Code)


Registrant's telephone no., including area code:  (225) 343-8022

                                     N/A
  (Former Name or Former Address, if Changed Since Last Report)




Item 5.  Other Events.

     On April 10, 2001, Judge Susan C. Bucklew of the United States District Court for the Middle District of Florida, entered an order dismissing the shareholders derivative action brought against Medisys Technologies, Inc. (the "Company") by three former directors of the Company, William H. Morris, Brett Phillips and E. Carl Anderson. The Judge also dismissed separate claims brought against the Company individually by Mr. Anderson. In her order, the Judge agreed with a magistrate's earlier determination that the former directors were not fair and adequate shareholder representatives to pursue the derivative claims.

     The Company is continuing to pursue its separate action against Messrs. Anderson, Morris and Phillips and others in the United States District Court of Utah, for rescission of the Phillips Pharmatech Labs, Inc. acquisition and return to the Company of over 15,000,000 shares of common stock issued pursuant to the acquisition. Messrs. Anderson, Morris and Phillips were directors and principals of Phillips Pharmatech Labs at the time of the acquisition by the Company.






                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    MEDISYS TECHNOLOGIES, INC.



Dated:  April 18, 2001             By:  /S/ Kerry M. Frey
                                        KERRY M. FREY,
                                        President and Chief Operating Officer